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                                                                   Exhibit 23.1


                           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-94869, 333-33460 and 333-41664) and on Form
S-8 (No. 333-15249, 333-15251, 333-29055, 333-29057, 333-83791 and 333-83793)
of BioTransplant Incorporated of our report dated March 7, 2001 relating to the financial statements of Eligix, Inc., which appears in the Current Report on Form 8-K/A of BioTransplant Incorporated dated May 15, 2001.

/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
June 25, 2001